UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2017

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	0- 398	56- 0292920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, Snyder’s-Lance, Inc. (the “Company”) announced that Mr. Brian J. Driscoll, age 58, has been appointed the Company’s President and Chief Executive Officer, effective immediately. Mr. Driscoll has been serving in that post on an interim basis since April 11, 2017, upon the retirement of Carl E. Lee, Jr. as the Company’s President and Chief Executive Officer, and Mr. Driscoll has served on the Company’s Board of Directors since February 2016.

Mr. Driscoll previously served as president and chief executive officer of Diamond Foods, Inc. (“Diamond”) and was a member of the Diamond board of directors from 2012 until the Company acquired Diamond in 2016. Prior to joining Diamond, from 2010 to 2012, Mr. Driscoll was Chief Executive Officer of Hostess Brands. From 2002 to 2010, he held senior management positions at Kraft Foods, Inc., including as President, Sales, Customer Service and Logistics, Kraft North America from 2007 to 2010. Mr. Driscoll joined Kraft Foods, Inc. as a result of Kraft’s acquisition of Nabisco, where he worked from 1995 to 2002, first as President of Sales and Integrated Logistics and later as the Senior Vice President, Biscuit Sales and Customer Service. Earlier in his career, Mr. Driscoll held sales and sales management positions of increasing responsibility at Nestlé USA and Procter & Gamble Company. Mr. Driscoll holds a B.S. degree from St. John’s University.

In connection with his appointment as President and Chief Executive Officer, Mr. Driscoll and the Company entered into an offer letter dated June 27, 2017 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Driscoll will receive an annual base salary of $900,000. In addition, he will be entitled to participate in any incentive compensation plans that the Compensation Committee of the Board of Directors may establish, including the Annual Incentive Plan (“AIP”) and Long Term Incentive Plan (“LTIP”). Under the AIP, Mr. Driscoll’s target bonus is 100% of his annual base salary and he is eligible to participate in fiscal year 2017 on a pro-rated basis based upon his effective start date of June 27, 2017. Additionally, Mr. Driscoll is eligible to receive an aggregate LTIP grant of $2,800,000 consisting of restricted stock, stock options and performance shares in the first quarter of fiscal year 2018. Mr. Driscoll is also eligible to participate in the Company’s sponsored benefit and retirement plans at the terms and rates offered to other associates within the Company. Mr. Driscoll will also receive relocation benefits to support his move to Charlotte, NC, including a one-time lump sum gross amount of $50,000 for incidental relocation expenses.

Either Mr. Driscoll or the Company may terminate his employment at any time. Mr. Driscoll will not receive any additional compensation for his service as a member of the Company’s Board of Directors.

The description of the Offer Letter set forth above is qualified in its entirety by reference to the actual terms of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 28, 2017, the Company issued a press release regarding Mr. Driscoll’s appointment as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Offer Letter, dated June 27, 2017, by and between Snyder’s-Lance, Inc. and Brian J. Driscoll

99.1	Press Release issued by Snyder’s-Lance, dated June 28, 2017, with respect to Appointment of Brian J. Driscoll as President and CEO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.

Date: June 28, 2017

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary